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                                  EXHIBIT 11.1

                              LOMAK PETROLEUM, INC.

                       COMPUTATION OF EARNINGS PER COMMON
                          AND COMMON EQUIVALENT SHARES

                                                                                 Year Ended December 31,
                                                                  ------------------------------------------------------
                                                                       1994               1995                1996
                                                                  ---------------    ---------------     ---------------
                                                                          (In thousands, except per share data)

Average shares outstanding                                                 8,902             11,674              14,334

Net effect of conversion of warrants and stock options                       149                167                 478
                                                                  ---------------    ---------------     ---------------

Total primary and fully diluted shares                                     9,051             11,841              14,812
                                                                  ===============    ===============     ===============


Net income                                                             $   2,619          $   4,390            $ 12,615

Less preferred stock dividends                                              (375)              (731)             (2,454)
                                                                  ---------------    ----------------   ----------------

Net income applicable to common shares                                 $   2,244          $   3,659            $ 10,161
                                                                  ===============    ===============     ===============

Earnings per common share                                              $    0.25          $    0.31            $   0.69
                                                                  ===============    ===============     ===============





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